Exhibit 2.25

Assessor’s Parcel Numbers:  001-16-501-012;  001-18-701-

002; 001-18-302-004; 001-18-302-005; 001-18-302-010; 001-

18-302-011; 001-18-701-006; 001-18-701-007; 002-24-601-

021; 001-09-301-002; 001-09-301-003; 001-18-602-002; 001-

18-602-008; 001-18-602-003; 001-18-602-004; 001-18-602-

006; 001-18-602-007; 001-18-702-017; 001-18-702-019; 001-

17-201-003; 001-17-201-006; 001-18-711-001 THROUGH

001-18-711-200; 001-09-301-002; 001-09-301-003

When recorded mail to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California  90071

Attn:  Brandi Ehlers, Esq.

ASSIGNMENT OF ENTITLEMENTS, CONTRACTS,
RENTS AND REVENUES

THIS ASSIGNMENT OF ENTITLEMENTS, CONTRACTS, RENTS AND REVENUES (“Assignment”) is made and entered into as of December 16, 2004, by and between Virgin River Casino Corporation, a Nevada corporation (“Virgin River”), RBG, LLC, a Nevada limited-liability company (“RBG”), CasaBlanca Resorts, LLC, a Nevada limited-liability company (“Resorts”), and Oasis Interval Ownership, LLC, a Nevada limited-liability company (“Oasis Interval”), B & B B, Inc. a Nevada corporation (“B & B B” and, collectively with Virgin River, RBG, Resorts, and Oasis Interval, the “Assignors,” which term includes any successors under the Deed of Trust), and The Bank of New York Trust Company, N.A., a national banking association, as collateral agent, hereinafter referred to, together with its successors and assigns, in such capacity, as “Agent”.

R E C I T A L S:

WHEREAS:

A.            Assignor is the lessee and fee owner of certain parcels of real property which are situate in the County of Clark, State of Nevada and which is more particularly described on “Exhibit A” attached hereto (the “Land”).  All references herein to the “Real Property” shall be to: (i) the Land; (ii) all real property which is adjacent to, or used in connection with, the Land and in which Assignor now owns, or hereafter acquires, an interest (the “Adjacent Property”); and (iii) all tenements, hereditaments and appurtenances to the Land or the Adjacent Property.

B.            Reference is also made to that certain Indenture (as it may be hereafter renewed, extended, amended, restated or otherwise modified, the “Indenture”) executed concurrently or substantially concurrently herewith, by and among Virgin River, RBG and B & B B, Inc (collectively, the “Issuers”, which term includes any successors to any of such persons under the Indenture), and The Bank of New York Trust Company, N.A., a national banking association, as trustee (together with any entity which hereafter becomes a Trustee under the Indenture, the “Trustee”).  All capitalized terms which are used but not otherwise defined herein shall have the respective meanings and be construed herein as provided in the Indenture and any reference to a provision of the Indenture shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

C.            The Indenture provides, among other things, that the Issuers may issue up to the aggregate principal amount of One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00) in Notes.

D.            It is a condition of the Notes that all of Assignor’s present and future right, title and interest in and to:

(i)            all assignable leases and purchase contracts which are now existing or are hereafter entered into, for furniture, fixtures, equipment, signs and other items of personal property which are used in connection with, or which relate to: (aa) the Real Property; (bb) any hotel, casino and/or resort business and related activities which are now, or are hereafter, conducted by, or on behalf of, Assignor on the Real Property (collectively, the “Hotel/Casino Facilities”); or (cc) any other business activity now, or hereafter, conducted by, or on behalf of, Assignor on, or in connection with, the Real Property (collectively, the “Additional Business(es)”); all together with any and all modifications, extensions, or renewals thereof (collectively, the “Equipment Agreements”);

(ii)           all assignable leases, subleases, licenses, concessions, franchises and other use or occupancy agreements which now exist or are hereafter entered into and which relate to any portion of the Real Property, and all guarantees, extensions, renewals, amendments and modifications thereof (collectively, the “Space Leases”);

(iii)          all present and future rents, issues, profits, products, earnings, accounts, rights, benefits, income, proceeds, payments, revenue, receipts and deposits of any kind or nature (collectively, the “Proceeds”) which relate to, or are derived from, the Real Property, the Hotel/Casino Facilities, or any Additional Business, including, without limitation, present and future Proceeds, of any nature whatsoever, derived from, or received with respect to, casinos, bars, restaurants, hotel rooms, spa facilities, golf courses,        banquet facilities, convention facilities, retail premises and other facilities related to, or used in connection with, the Real Property, the Hotel/Casino Facilities, and/or any Additional Business, and also including without limitation, Proceeds from any of the Space Leases (collectively, the “Rents and Revenues”); and

(iv)          all present and future assignable permits, licenses, warranties, contracts and other entitlements, if any, which are issued, granted, agreed to, or entered into in connection with, or relating to, the Real Property, the Hotel/Casino Facilities or any Additional Business, together with any and all modifications, extensions or renewals thereof (collectively, the “Entitlements”);

in each and every case excluding all Excluded Assets, be presently assigned to Agent for the benefit of Holders in consideration of the Notes upon the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the Notes, Assignor does hereby presently, absolutely and unconditionally assign to Agent for the benefit of the Holders all of their right, title and interest in and to the Equipment Agreements, the Space Leases, the Rents and Revenues and the Entitlements, in each and every case excluding all Excluded Assets,  as follows:

1.             Assignor does hereby grant, assign and convey unto Agent all the right, title, interest and privilege which Assignor has or may hereafter acquire, in or to: (i) all assignable Equipment Agreements, Space Leases and/or Entitlements; and (ii) the Rents and Revenues.  Without limiting the generality of the foregoing, and subject to the provisions of Sections 4 and 5 below, Agent shall have the present and continuing right with full power and authority, in its own name, or in the name of Assignor, or otherwise: (aa) to do any and all things which Assignor may be or may become entitled to do under the Equipment Agreements, Space Leases, and/or Entitlements and the right to make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which Assignor may be or may become entitled to do under said Equipment Agreements, Space Leases and/or Entitlements; and (bb) to make claim for, enforce, collect, receive and make receipt (in its own name, in the name of Assignor, or otherwise) for any and all of the Rents and Revenues and to do any and all things which Assignor is or may become entitled to do for the collection of the Rents and Revenues.

2.             The acceptance of this Assignment and the payment or performance under the Equipment Agreements, the Space Leases, the Rents and Revenues and/or Entitlements hereby assigned shall not constitute a waiver of any rights of Agent or the Holders under the terms of the Indenture or any other Collateral Agreements for the benefit of any of Agent or the Holders.

3.             Assignor shall keep and perform the following with respect to the Equipment Agreements, the Space Leases and the Entitlements:

(a)           Except as may be permitted in the Indenture, Assignor will not further assign any interest in the Equipment Agreements, in the Space Leases, or in the Entitlements, or create or permit any lien, charge, or encumbrance upon their interests in the Equipment Agreements, in the Space Leases or in the Entitlements;

(b)           Assignor will not, without the prior written consent of Agent:

(i)            cause, or consent to, any cancellation, termination or surrender of any Equipment Agreement, Space Lease or Entitlement if such cancellation, termination or surrender would be reasonably likely to materially and adversely affect either the Hotel/Casino Facilities or any Additional Business (except for any cancellation or termination of an Equipment Agreement, Space Lease or Entitlement which is caused by a default thereunder on the part of a party other than Assignor or one of its Affiliates);

(ii)           permit any event to occur which would entitle any party to an Equipment Agreement, Space Lease or Entitlement to terminate or cancel said Equipment Agreement, Space Lease or Entitlement if such cancellation or termination would be reasonably likely to materially and adversely affect either the Hotel/Casino Facilities or any Additional Business (except any cancellation or termination of an Equipment Agreement, Space Lease or Entitlement which is caused by a default thereunder on the part of a party other than Assignor or one of its Affiliates);

(iii)          amend or modify any of the Equipment Agreements or the Space Leases or any of the Entitlements if such amendment or modification would be reasonably likely to materially and adversely affect either the Hotel/Casino Facilities or any Additional Business;

(iv)          waive any default under or breach of any Equipment Agreements, any Space Leases or any Entitlements except for any waiver that would not be reasonably likely to result in any material adverse affect on either the Hotel/Casino Facilities or any Additional Business; or

(v)           give any consent, waiver or approval which would impair Assignor’s interest in any of the Equipment Agreements, any of the Space Leases or any of the Entitlements if such consent, waiver or approval would be reasonably likely to materially and adversely affect either the Hotel/Casino Facilities or any Additional Business.

(c)           Assignor will promptly notify Agent of the occurrence of any default under any of the Equipment Agreements, Space Leases and/or Entitlements, which, if left uncured, would be reasonably likely to materially and adversely affect either the Hotel/Casino Facilities or any Additional Business.

4.             Notwithstanding anything to the contrary contained in this Assignment, it is understood and agreed that so long as there shall exist no Event of Default under the Indenture there is reserved to Assignor a revocable license to retain, use and enjoy the Equipment Agreements, the Space Leases, the Entitlements and the properties and entitlements which are the subject thereof.  Upon the occurrence of an Event of Default, such license granted to Assignor may be immediately revoked by Agent without further demand or notice and Agent is hereby empowered to enter and take possession of the Real Property and to use, manage and operate the same and to do all acts required or permitted by the Equipment Agreements, the Space Leases and/or the Entitlements, and perform such other acts in connection with the use, management and operation of the property and entitlements, which are the subject of the Equipment Agreements, the Space Leases and the Entitlements as Agent, in its sole discretion, may deem proper (including, without limitation, such acts as are otherwise authorized under this Assignment).  Agent agrees that, until such license granted to Assignor has been revoked, as set forth above, Agent shall refrain from exercising its rights and remedies which are granted with respect to the Equipment Agreements, the Space Leases, and/or the properties they concern under Section 1 of this Assignment or under this Section 4.  Should the Event of Default which resulted in any such revocation be cured prior to foreclosure, deed-in-lieu of foreclosure, or a similar conveyance under the Collateral Agreements, then such license granted to Assignor shall be immediately reinstated without further demand or notice and Agent shall, as soon as reasonably possible, redeliver to Assignor possession of the Equipment Agreements, of the Space Leases and of the Entitlements (and, at the expense of Assignor, shall execute such notices to third parties as Assignor may reasonably request) and the parties hereto shall each be restored to, and be reinstated in, their respective rights and positions hereunder as if the Event of Default had not occurred (without impairment of or limitation on Agent’s right to proceed hereunder upon subsequent Events of Default).

5.             It is also understood and agreed that so long as there shall exist no Event of Default under the Indenture there is reserved to Assignor a revocable license to collect the Rents and Revenues as they become due, but not prior to accrual.  Upon the occurrence of an Event of Default, such license granted to Assignor may be immediately revoked without further demand or notice and Agent is hereby empowered, but shall not be obligated, to do any, or all of the following: (i) enter and take possession of the Real Property; (ii) manage and operate all, or any portion of, the Real Property, the Hotel/Casino Facilities and/or the Additional Businesses (or any of them); (iii) demand payment of the Rents and Revenues from the appropriate party; (iv) give notice that further payments of Rents and Revenues are to be made as directed by Agent; and (v) settle compromise, bring suit in respect of Rents and Revenues or otherwise deal with the person owing such Rents and Revenues, either in the name of Assignor or in its own name; all on its own behalf or through a receiver.  If any such Rents and Revenues are collected by Assignor in violation of this Assignment, such Rents and Revenues shall be held in trust for the benefit of Agent.  No action taken by Agent, or by a receiver, in exercising any of the rights and remedies hereunder shall cause any of them to be characterized as a Person in possession.  This Assignment is intended to be and is an absolute present assignment from Assignor to Agent and not merely the passing of a security interest.  Agent agrees that, until such license granted to Assignor has been revoked, as set forth above, Agent shall refrain from exercising its rights and remedies which are granted with respect to the Rents and Revenues and/or the collection thereof under Section 1 of this Assignment or under this Section 5.  Should the Event of Default which resulted in any such revocation be cured prior to foreclosure, deed-in-lieu of foreclosure, or a similar conveyance under the Collateral Agreements, then such license granted to Assignor shall be immediately reinstated without further demand or notice and Agent shall, as soon as reasonably possible, execute, at the expense of Assignor, such notices to third parties as Assignor may reasonably request and the parties hereto shall each be restored to, and be reinstated in, their respective rights and positions hereunder as if the Event of Default had not occurred (without impairment of or limitation on Agent’s right to proceed hereunder upon subsequent Events of Default).

6.             Agent shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Assignor under the Equipment Agreements, the Space Leases, the Entitlements, and/or relating to the Rents and Revenues.  This Assignment shall not place responsibility for the management, control, care, operation or repair of the Real Property, the Hotel/Casino Facilities or any Additional Business, upon any of the Agent or the Holders, or upon any of their respective trustees, officers, employees, agents, attorneys or stockholders (collectively, the “Indemnified Parties”); nor shall this Assignment cause any of the Indemnified Parties to be responsible or liable for any negligence in the management, control, care, operation or repair of the Real Property, the Hotel/Casino Facilities or any Additional Business, which results in loss, injury or death to any tenant, guest, licensee, employee or stranger (provided that this Section 6 shall not act to relieve any Indemnified Party from liability which results from such Indemnified Party’s own gross negligence or willful misconduct).

7.             Assignor agrees to indemnify, protect, defend and hold harmless the Indemnified Parties from and against any and all losses, damages, expenses or liabilities of any kind or nature from any suits, claims, demands or other proceedings, including reasonable counsel fees incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with: (i) this Assignment; (ii) any of the Equipment Agreements, Space Leases, Entitlements, or Rents and Revenues; or (iii) the management, control, care, operation or repair of the Real Property, the Hotel/Casino Facilities and/or any Additional Business; all in accordance with Section 7.7 of the Indenture, which is incorporated by reference herein, as if fully set forth herein.

8.             Assignor agrees that this Assignment and the designation and directions herein set forth are irrevocable.  Until all Indebtedness and Obligations of the Issuers have been paid and performed in full, Assignor will not make any other assignment, designation or direction inconsistent herewith (except as otherwise permitted in the Indenture), and any such assignment, designation or direction which is inconsistent herewith shall be void.  Assignor will, from time to time, execute all such instruments of further assurance and all such supplemental instruments as may be reasonably requested by Agent.

9.             No action or inaction on the part of Agent, or any Holder, shall constitute an assumption on the part of Agent, or any Holder, of any obligations or duties under the Equipment Agreements, Space Leases and/or the Entitlements, or relating to the Rents and Revenues.  No action or inaction on the part of Assignor shall adversely affect or limit in any way the rights of Agent under this Assignment or, through this Assignment, under the Equipment Agreements, the Space Leases and/or the Entitlements, or relating to the Rents and Revenues.

10.           Assignor covenants and represents that no other assignments of their interests in the Equipment Agreements, Space Leases and/or the Entitlements, or of its interests in the Rents and Revenue have been made; that no notice of termination has been served on Assignor with respect to any Equipment Agreements, the Space Leases or the Entitlements, the termination of which would be reasonably likely to materially and adversely affect either the Hotel/Casino Facilities or any Additional Business; and that there are presently no defaults existing under any of the Equipment Agreements, the Space Leases or the Entitlements, which defaults would be reasonably likely to materially and adversely affect either the Hotel/Casino Facilities or any Additional Business if left uncured.

11.           Upon the payment of all Indebtedness and performance of all Obligations of the Issuers under the Indenture in full, Agent, at the request and the expense of Assignor, will deliver either an instrument canceling this Assignment or assigning the rights of the Agent hereunder, as Assignor shall direct.

12.           Assignor and Agent intend that this Assignment shall be a present, absolute and unconditional assignment, subject to the license granted above, and not merely the passing of a security interest.  During the term of this Assignment, neither the Equipment Agreements, the Space Leases, the Entitlements nor the Rents and Revenues shall constitute property of Assignor (or any estate of Assignor) within the meaning of 11 U.S.C.§541 (as it may be amended or recodified from time to time).

13.           This Assignment applies to, binds and inures to the benefit of, the parties hereto and their respective heirs, administrators, executors, successors and assigns.  This Assignment may not be modified or terminated orally.

14.           All of the rights and remedies of Agent hereunder are cumulative and not exclusive of any other right or remedy which may be provided for hereunder or under any other Collateral Agreements.  Nothing contained in this Assignment and no act done or omitted by Agent, or any Holder, pursuant to its terms shall be deemed a waiver by Agent, or any Holder, of any rights or remedies under the Collateral Agreements, and this Assignment is made and accepted without prejudice to any rights or remedies possessed by Agent, or any Holder, under the terms of the Collateral Agreements.  The right of the Agent and the Holders to collect the secured principal, interest, and other Indebtedness, and to enforce any security may be exercised by Agent prior to, simultaneous with, or subsequent to any action taken under this Assignment.

15.           Upon the occurrence of an Event of Default, Assignor shall be deemed to have appointed and does hereby appoint Agent the attorney-in-fact of Assignor to prepare, sign, file and/or record such documents or instruments, or take such other actions, as may be reasonably necessary to perfect and preserve, against third parties, the interest in the Equipment Agreements, the Space Leases, the Entitlements and Rents and Revenues which is granted to Agent hereunder.

16.           This Assignment shall be governed by the internal laws of the State of Nevada, without regard to principles of conflict of law.

17.           This Assignment may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument.  All such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed the foregoing instrument as of the day and year first above written.

ASSIGNOR:		AGENT:

OASIS INTERVAL OWNERSHIP, LLC, a Nevada limited-liability company		THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as collateral agent

By:	/s/ Robert R. Black, Sr.	By:	/s/ Sandeé Parks
	Name:		Name: Sandeé Parks
	Title:		Title: Vice President

ASSIGNOR:

VIRGIN RIVER CASINO CORPORATION, a Nevada corporation

By:	/s/ Robert R. Black, Sr.
Name:
Title:

ASSIGNOR:

RBG, LLC, a Nevada limited-liability company

By:	/s/ Robert R. Black, Sr.
Name:
Title:

ASSIGNOR:

CASABLANCA RESORTS, LLC, a Nevada limited-liability company

By:	/s/ Robert R. Black, Sr.
Name:
Title:

ASSIGNOR:

B & B B, Inc., a Nevada corporation

By:	/s/ Robert R. Black, Sr.
Name:
Title:

ACKNOWLEDGMENT

STATE OF NEVADA	}
COUNTY OF CLARK	}ss.

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Manager of Oasis Interval Ownership, LLC.

/s/ Kimberly Schroeder	.	Kimberly Schroeder Notary Public State of Nevada No. 96-4320-1 My appt. exp. July 18, 2008
NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF NEVADA	}
COUNTY OF CLARK	}ss.

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Chief Executive Officer of Virgin River Casino Corporation.

/s/ Kimberly Schroeder	.	Kimberly Schroeder Notary Public State of Nevada No. 96-4320-1 My appt. exp. July 18, 2008
NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF NEVADA	}
COUNTY OF CLARK	}ss.

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Manager of RBG, LLC.

/s/ Kimberly Schroeder	.	Kimberly Schroeder Notary Public State of Nevada No. 96-4320-1 My appt. exp. July 18, 2008
NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF NEVADA	}
COUNTY OF CLARK	}ss.

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Manager of its Manager, RBG, LLC of Casablanca Resorts, LLC.

/s/ Kimberly Schroeder	.	Kimberly Schroeder Notary Public State of Nevada No. 96-4320-1 My appt. exp. July 18, 2008
NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF NEVADA	}
COUNTY OF CLARK	}ss.

This instrument was acknowledged before me on December 16, 2004 by Robert R. Black, Sr. as Chief Executive Officer of B & B B, Inc.

/s/ Kimberly Schroeder	.	Kimberly Schroeder Notary Public State of Nevada No. 96-4320-1 My appt. exp. July 18, 2008
NOTARY PUBLIC

ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) ss.
COUNTY OF LOS ANGELES	)

On	December 16, 2004,	before me,	Dona L. Bergstrom, Notary Public,
	Date		Name and Title of Officer (e.g., Jane Doe, Notary Public

personally appeared	Sandeé Parks			,
Name(s) of Signer(s)

☐ personally known to me

☒ proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity on behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Dona L. Bergstrom
Signature of Notary Public
(SEAL)

Dona L. Bergstrom comm, #1406462 Notary Public-California Los Angeles County My Comm. Expires March 21, 2007

EXHIBIT “A”
LEGAL DESCRIPTION

SEE ATTACHED

PARCEL ONE (1):

THAT PORTION OF THE NORTH HALF (N 1/2) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 16, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M., DESCRIBED AS FOLLOWS:

PARCEL 1 AS SHOWN BY MAP THEREOF IN FILE 93 OF PARCEL MAPS, PAGE 35, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL FIVE (5) “THE CASINO PARCEL” (FEE PARCEL):

A PARCEL OF LAND SITUATED WITHIN TRACT 44, SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., CITY OF MESQUITE, CLARK COUNTY, NEVADA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCELS ONE (1) AND TWO (2) AS SHOWN BY MAP THEREOF IN FILE 95, PAGE 42 OP PARCEL MAPS, AS RECORDED IN THE OFFICIAL RECORDS OF THE CLARK COUNTY RECORDER;

INCLUDING THE FOLLOWING DESCRIBED PARCEL OF LAND; BEGINNING AT THE SOUTHWEST CORNER OF PARCEL ONE (1) OF FILE 95, PAGE 42 OF PARCEL MAPS;

THENCE SOUTH 88°21’47” WEST ALONG THE SOUTH BOUNDARY OF SAID TRACT 44 A DISTANCE OF 668.96 FEET TO A POINT OF INTERSECTION WITH AN EXISTING FENCELINE OF OCCUPATION, AS SHOWN ON RECORD OF SURVEY FILE 69, PAGE 60 OF SURVEY MAPS;

THENCE NORTH 01°44’37” WEST ALONG SAID FENCELINE A DISTANCE OF 905.80 FEET TO THE END OF FENCE;

THENCE NORTH 10°32’53” WEST A DISTANCE OF 68.75 FEET TO A POINT OF INTERSECTION ON THE SOUTHERLY RIGHT-OF-WAY OF INTERSTATE 15;

THENCE ALONG SAID RIGHT-OF-WAY NORTH 70°57’41” EAST A DISTANCE OF 584.60 FEET TO A POINT OF CURVE;

THENCE ALONG A CURVE TO THE RIGHT IN A NORTHEASTERLY DIRECTION HAVING A CENTRAL ANGLE OF 01°36’10”, A RADIUS OF 4899.81 FEET, A TANGENT OF 68.54 FEET AND AN ARC LENGTH OF 137.07 FEET TO THE NORTHWEST CORNER OF SAID PARCEL ONE (1);

THENCE SOUTH O1°02’59” EAST ALONG THE WESTERLY BOUNDARY OF SAID PARCEL A DISTANCE OF 1169.68 FEET TO A POINT OF INTERSECTION WITH THE SAID SOUTHERLY BOUNDARY OF TRACT 44, SAID INTERSECTION BEING THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO THE CITY OF MESQUITE FOR A PUBLIC STREET RECORDED MAY 12, 1995 IN BOOK 950512 AS DOCUMENT NO. 01341.

PARCEL SEVEN (7):

AN EASEMENT FOR GOLF COURSE CART PATHS AND INCIDENTAL PURPOSES OVER THE FOLLOWING DESCRIBED PROPERTY:

A STRIP OF LAND 54.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACTS 47 AND 48 IN SECTIONS 13 AND 24, TOWNSHIP 13 SOUTH, RANGE 70 EAST AND SECTIONS 18 AND 19, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. &M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, THE NORTHERLY LINE OF WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID TRACT 48, SAID POINT BEING DISTANT THEREON SOUTH 89°09’41” WEST 765.00 FEET FROM CORNER NO. AP 1 OF SAID TRACT 48; THENCE ALONG SAID LINE NORTH 89°09’4l” EAST 765.00 FEET TO SAID CORNER; THENCE ALONG THE NORTHERLY LINE OF SAID TRACT 47, NORTH 88°54’43” EAST 325.27 FEET. THE SOUTHERLY SIDELINE OF SAID STRIP SHALL BE PROLONGED SO AS TO TERMINATE IN A LINE BEARING SOUTH 0°08’04” WEST FROM THE POINT OF BEGINNING AND A LINE BEARING SOUTH 01°19’00” EAST FROM THE END.

PARCEL EIGHT (8):

AN EASEMENT FOR ACCESS ROAD AND INCIDENTAL PURPOSES OVER THE FOLLOWING DESCRIBED PROPERTY:

PARCEL A:

A STRIP OF LAND 56.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACTS 44 AND 45 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. &M. IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, LYING 28.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID TRACT 44, SAID POINT BEING DISTANT THEREON SOUTH 88°54’43” WEST 100.00 FEET FROM CORNER NO. AP 4 OF SAID TRACT 44; THENCE NORTH 02°19’57” WEST 910.11 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 300.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 44°18’51” A DISTANCE OF 232.00 FEET; THENCE TANGENT TO SAID CURVE NORTH 41°58’54” EAST 91.42 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHEASTERLY AND HAVING A RADIUS OF 300.00 FEET; THENCE NORTHEASTERLY ALONG SAID LAST MENTIONED CURVE THROUGH A CENTRAL ANGLE OF 32°22’20” A DISTANCE OF 169.50 FEET TO A LINE BEARING SOUTH 01°36’51” EAST FROM A POINT IN THE NORTHERLY LINE OF SAID TRACT 45; SAID POINT BEING DISTANT THEREON NORTH 88°23’09” EAST 172.00 FEET FROM CORNER NO. AP 3 OF SAID TRACT 45.

THE SIDELINES OF SAID STRIP OF LAND SHALL BE PROLONGED OR SHORTENED SO AS TO TERMINATE IN SAID SOUTHERLY LINE OF TRACT 44 AND IN SAID LINE BEARING SOUTH 01°36’51” EAST.

PARCEL B:

A STRIP OF LAND 50.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACT 45 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. &M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, IN THE NORTHERLY LINE OF WHICH IS DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID TRACT 45, SAID POINT BEING DISTANT THEREON NORTH 88°23’09” EAST 172.00 FEET FROM THE CORNER AP 3 OF SAID TRACT 45; THENCE ALONG SAID LINE NORTH 88°23’09” EAST 290.00 FEET.

PARCEL NINE (9):

AN EASEMENT FOR A WATER STORAGE POND AND INCIDENTAL PURPOSES OVER THE FOLLOWING DESCRIBED PROPERTY:

THE PORTION OF GOVERNMENT TRACT 47 IN SECTION 19, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. &M. IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHWEST CORNER OF SAID TRACT 47, THENCE ALONG THE NORTHERLY LINE OF SAID TRACT 47 FROM CORNER NO. AP 2 NORTH 88°54’43” EAST 1292.98 FEET TO CORNER NO. AP 1 OF SAID TRACT 47; THENCE NORTH 88°25’46” EAST 1319.83 FEET; THENCE SOUTH 01°18’56” EAST 622.00 FEET; THENCE SOUTH 85°47’02” WEST 1321.50 FEET TO A POINT IN THE EASTERLY BOUNDARY OF SAID TRACT 47; THENCE SOUTH 71°37’56” WEST 384.61 FEET; THENCE SOUTH 01°19’00” EAST 1029.14 FEET TO THE TRUE POINT OF BEGINNING;

THENCE SOUTH 48°00’34” WEST 795.57 FEET; THENCE SOUTH 69°26’15” WEST 508 66 FEET; THENCE SOUTH 01°2l’5l” EAST 117.04 FEET TO THE SOUTHERLY LINE OF SAID TRACT 47; THENCE ALONG SAID SOUTHERLY LINE NORTH 88°38’09” EAST 1083.52 FEET TO THE SOUTHERLY PROLONGATION OF THAT CERTAIN COURSE DESCRIBED ABOVE AS HAVING A BEARING OF SOUTH 01°19’00” EAST; THENCE NORTH 01°19’00” WEST 802.31 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL TEN (10):

AN EASEMENT FOR CONSTRUCTION OF LEVEE EMBANKMENT FOR THE PULSIPHER WASH FLOOD PLAIN WITHIN THE PULSIPHER WASH AREA OVER THE FOLLOWING DESCRIBED PROPERTY;

SUB-PARCEL ONE (1):

A STRIP OF LAND 36.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACT 44 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, LYING 18.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE, BEGINNING AT A POINT IN THE SOUTHERLY LINE OF SAID TRACT 44, SAID POINT BEING DISTANT THEREON SOUTH 88°54’43” WEST 242.00 FEET FROM CORNER NO. AP 4 OF SAID TRACT 44; THENCE

1ST: NORTH 02°59’48” WEST 854.10 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHWESTERLY AND HAVING A RADIUS OF 150.00 FEET; THENCE

2ND: NORTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 57°48’24” A DISTANCE OF 151.43 FEET.

THE SIDELINES OF SAID STRIP OF LAND SHALL BE PROLONGED OR SHORTENED SO AS TO TERMINATE IN SAID SOUTHERLY LINE OF TRACT NO. 44.

SUB-PARCEL TWO (2):

A STRIP OF LAND 36.00 FEET WIDE BEING A PORTION OF GOVERNMENT TRACTS 44 AND 45 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, LYING 18.00 FEET ON EACH SIDE OF THE FOLLOWING DESCRIBED CENTERLINE,

BEGINNING AT A POINT IN THE WESTERLY LINE OF SAID TRACT 45, SAID POINT BEING DISTANT THEREON SOUTH 01°18’39” EAST 140.04 FEET FROM CORNER NO. AP 3 OF SAID TRACT 45; THENCE ALONG SAID LINE AND ITS PROLONGATION

1ST: NORTH 01°18’39” WEST 220.04 FEET; THENCE

2ND: NORTH 32°12’18” EAST 144.52 FEET; THENCE

3RD: NORTH 66°32’09” EAST 65.00 FEET.

PARCEL TWELVE (12):

AMENDED LOTS TWENTY-SIX (26) AND TWENTY-SEVEN (27) OF MAP OF DIVISION INTO LARGE PARCELS FOR THE CITY OF MESQUITE, AS SHOWN BY MAP I FILE IN BOOK 2 OF MISCELLANEOUS MAPS, PAGE 37 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.

PARCEL FOURTEEN (14): CASINO LAND

THAT PORTION OF THE TRACT 42 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M., ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY APPROVED APRIL 17, 1935 AND THAT PORTION OF GOVERNMENT LOT 8 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M. ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY ACCEPTED MAY 16, 1935 AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOTS ONE (1) AND THREE (3) AS SHOWN BY MAP THEREOF IN FILE 59 OF PARCEL MAPS, PAGE 21, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

EXCEPTING FROM LOT ONE (1) ANY PORTION OF OLD MILL ROAD AS DEDICATED FOR PUBLIC USE BY DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20020122 AS DOCUMENT NO. 01073 OF OFFICIAL RECORDS.

PARCEL 14-A: TIMESHARE PARCEL (PEPPERMILL)

THAT PORTION OF TRACT 42 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M., ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY APPROVED APRIL 17, 1935 AND THAT PORTION OF GOVERNMENT LOT 8 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B. & M., ACCORDING TO THAT CERTAIN INDEPENDENT RESURVEY ACCEPTED MAY 16, 1935 AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

LOT FOUR (4) AS SHOWN BY MAP THEREOF IN FILE 59 OF PARCEL MAPS, PAGE 21, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 14-B:

A NON-EXCLUSIVE EASEMENT RUNNING TO THE BENEFIT OF LOT 4 AS SHOWN IN FILE 59 OF PARCEL MAPS PAGE 21, FOR INGRESS AND EGRESS OVER LOTS 1 AND 2 OF PARCEL MAP FILED IN FILE 59 OF PARCEL MAPS PAGE 21, AS SHOWN ON SAID PARCEL MAP, AND AS SET FORTH IN DECLARATION OF TIME SHARE COVENANT CONDITIONS AND RESTRICTIONS FOR PEPPERMILL PALMS RECORDED DECEMBER 23, 1998 IN BOOK 881223 AS DOCUMENT NO. 00882 OF OFFICIAL RECORDS; TOGETHER WTTH THOSE CERTAIN RIGHTS GRANTED TO THE PEPPERMILL PALMS PROPERTY OWNERS ASSOCIATION AS SET FORTH IN GRANT OF NON-EXCLUSIVE LICENSE RECORDED MAY 15, 1996 IN BOOK 960515 AS DOCUMENT NO. 01731 OF OFFICIAL RECORDS.

PARCEL FIFTEEN (15): TIME SHARE PARCEL (GRAND DESTINATION)

THAT PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 17 AND SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF. SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B.& M., DESCRIBED AS FOLLOWS:

PARCEL TWO (2) AS SHOWN BY MAP THEREOF IN FILE 80 OF PARCEL MAPS, PAGE 56, AS AMENDED BY CERTIFICATES OF AMENDMENT RECORDED OCTOBER 28, 1994 IN BOOK 941028 AS DOCUMENT NO. 01337 AND MARCH 15, 1995 IN BOOK 950315 AS DOCUMENT NO. 01033, IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL 15-A:

A NON-EXCLUSIVE EASEMENT RUNNING TO THE BENEFIT OF PARCEL II FOR INGRESS, EGRESS, USE AND ENJOYMENT OF THE COMMON AREAS OF LOTS 1, 2, 3, AND 4 AS SHOWN ON THE PARCEL MAP FILED IN FILE 59 AT PAGE 21 OF PARCEL MAPS, AND AS SET FORTH IN THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED NOVEMBER 15, 1994 IN BOOK 941115 A DOCUMENT NO. 01215 AND RE-RECORDED ON DECEMBER 14, 1994 IN BOOK 941214 AS DOCUMENT NO. 0131, AND AS SET FORTH IN THAT CERTAIN HOTEL FACILITIES USE AND EASEMENT AGREEMENT RECORDED NOVEMBER 17, 1994, IN BOOK 941117 AS DOCUMENT NO. 01421, AS RE-RECORDED ON DECEMBER 14, 1994 IN BOOK 941214 AS DOCUMENT NO. 00132 AND AS AMENDED IN DOCUMENT RECORDED JULY 21, 2000 IN BOOK 20000721 AS DOCUMENT NO. 00265, ALL OF OFFICIAL RECORDS.

PARCEL SIXTEEN (16): CASINO PARCEL

THAT PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 17 AND SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.B.& M., DESCRIBED AS FOLLOWS:

PARCELS ONE (1) AND TWO (2) AS SHOWN BY MAP THEREOF IN FILE 96 OF PARCEL MAPS, PAGE 89 IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

EXCEPTING FROM PARCEL ONE (1) ANY OF OLD MILL ROAD AS DEDICATED FOR PUBLIC USE BY A DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122 AS DOCUMENT NO. 01073 OF OFFICIAL RECORDS

PARCELS 14, 14-A, 15, 16 AND 19 ARE DESCRIBED AS A WHOLE AS FOLLOWS:

A PORTION OF LOT 1, ALL OF LOTS 3 AND 4,  FILE 59, PAGE 21, OF PARCEL MAPS, ALL OF PARCEL 2, FILE 80, PAGE 56 OF PARCEL MAPS, AND A PORTION OF PARCEL 1 AND ALL OF PARCEL 2, FILE 96, PAGE 89 OF PARCEL MAPS, AS RECORDED IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA, AND LOCATED IN TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN, WITHIN THE CITY OF MESQUITE, CLARK COUNTY, NEVADA AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE NORTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT-OF-WAY) THAT IS SOUTH 88°45’10” WEST 59.21 FEET ALONG THE MONUMENT LINE AND NORTH 01°14’50” WEST, 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°30’40” WEST 69.12 FEET ALONG THE TRACT LINE AND NORTH 01°29’20” WEST 11.71 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN, AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74 PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK, COUNTY, NEVADA AND RUNNING:

THENCE SOUTH 88°45’10” WEST 2004.78 FEET ALONG THE NORTH LINE OF SAID MESQUITE BOULEVARD TO A EASTERLY RIGHT OF WAY LINE OF INTERSTATE 15; THENCE NORTH 09°51’48” EAST, 158.92 FEET ALONG THE EAST LINE TO A SOUTHERLY LINE OF SAID INTERSTATE 15; THENCE NORTH 70°0l’34” EAST 515.28 FEET ALONG THE SOUTH LINE OF SAID INTERSTATE 15; THENCE NORTHEASTERLY 1042.60 FEET ALONG THE ARC OF A 5,189.23 FOOT RADIUS CURVE TO THE LEFT WITH A CENTRAL ANGLE OF 11°30’42” AND THE CENTER BEARS NORTH 19°58’17” WEST, ALONG THE SOUTH LINE OF SAID INTERSTATE 15; THENCE NORTH 58°31’01” EAST, 820.63 FEET ALONG THE SOUTH LINE OF SAID INTERSTATE 15 TO THE WEST LINE OF THAT CERTAIN PARCEL MAP FOR TOMMY R. AND MARY LYNN F. LEAVITT AS RECORDED IN FILE 94, PAGE 55 OF PARCEL MAPS; THENCE SOUTH 01°23’43” EAST 581.87 FEET ALONG THE SAID WEST LINE TO A WESTERLY LINE OF OLD MILL ROAD (A 62.00 FOOT DEDICATED RIGHT OF WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122. INSTRUMENT NO. 01073; THENCE SOUTHWESTERLY 255.19 FEET ALONG THE ARC OF A 630.00 FOOT RADIUS NON-TANGENT CURVE TO THE LEFT WITH A CENTRAL ANGLE OF 20°28’48” AND THE CENTER BEARS SOUTH 69°27’30” EAST, ALONG THE WEST LINE OF SAID OLD MILL ROAD; THENCE SOUTHWESTERLY 198.76 FEET ALONG THE ARC OF A 470.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 24°13’47” AND THE CENTER BEARS NORTH 89°56’18” WEST, ALONG THE WEST LINE OF SAID OLD MILL ROAD; THENCE NORTH 65°42’31” WEST 10.00 FEET TO THE WEST LINE OF SAID OLD MILL ROAD; THENCE SOUTHWESTERLY 163.21 FEET ALONG THE ARC OF A 540.00 FOOT RADIUS CURVE TO THE LEFT WITH A CENTRAL ANGLE OP 17°19’02” AND THE CENTER BEARS SOUTH 65°42’31” EAST, ALONG THE WEST LINE OF SAID OLD MILL ROAD; THENCE SOUTHWESTERLY 35.68 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 81°46’43” AND THE CENTER BEARS NORTH 83°01’33” WEST, TO THE NORTH LINE OF SAID MESQUITE BOULEVARD TO THE POINT OF

PARCEL SEVENTEEN (17): TRUST LAND TRANSFERRED

THAT PORTION OF THE NORTH HALF (N 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT-OF-WAY) THAT IS SOUTH 88°45’10” WEST 1250.01 FEET ALONG THE MONUMENT LINE AND SOUTH 01°14’50” EAST 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°30’40” WEST 1260.42 FEET ALONG THE TRACT LINE AND SOUTH 01°29’20” EAST 103.26 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74, PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA AND RUNNING:

THENCE NORTH 88°45’10” EAST 343.44 FEET ALONG SAID SOUTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD;

THENCE SOUTH 01°17’49” EAST 45.79 FEET;

THENCE NORTH 89°35’45” EAST 2.57 FEET;

THENCE SOUTH 00°49’36” EAST 79.79 FEET;

THENCE SOUTH 88°52’l1” WEST 18.99 FEET;

THENCE SOUTH 01°18’13” EAST 39.04 FEET;

THENCE NORTH 88°52’11” EAST 18.85 FEET;

THENCE SOUTH 00°59’29” EAST 59.70 FEET;

THENCE SOUTH 88°00’18” WEST 18.61 FEET;

THENCE SOUTH 01°12’58” EAST 145.11 FEET;

THENCE NORTH 88°21’24” EAST 19.29 FEET;

THENCE SOUTH 01°26’55” EAST 97.16 FEET;

THENCE SOUTH 00°31’27” EAST 12.12 FEET;

THENCE SOUTH 86°51’50” WEST 19.53 FEET;

THENCE SOUTH 01°16’47” EAST 81.39 FEET TO THE NORTH RIGHT-OF-WAY LINE OF SMOKEY LANE (A 51.00 FOOT DEDICATED RIGHT-OF-WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED MAY 12, 1995 IN BOOK 950512, INSTRUMENT NO. 01339;

THENCE SOUTH 88°03’00” WEST 354.28 FEET ALONG THE NORTH LINE OF SAID SMOKEY LANE; THENCE NORTHWESTERLY 39.54 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 90°37’01” AND THE CENTER BEARS NORTH 01°57’00” WEST, TO THE EAST LINE OF PULSIPHER LANE (AN 80.00 FOOT DEDICATED RIGHT-OF-WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED MAY 12, 1995 IN BOOK 950512, INSTRUMENT NO. 01340; THENCE NORTH 01°19’59” WEST 486.19 FEET ALONG THE EAST LINE OF SAID PULSIPHER LANE; THENCE NORTHEASTERLY 84.90 FEET ALONG THE ARC OF A 54.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 90°05’09” AND THE CENTER BEARS SOUTH 88°40’01” WEST, TO THE SOUTH LINE OF SAID MESQUITE BOULEVARD AND THE POINT OF BEGINNING.

SAID LAND IS ALSO SHOWN AS PARCEL 1 OF THAT CERTAIN PARCEL MAP FILED IN FILE 100 PAGE 0084 OF PARCEL MAPS.

TOGETHER WITH A NON-EXCLUSIVE EASEMENT TO USE, OPERATE, MAINTAIN, REPAIR AND REPLACE A RIGHT OF WAY FOR PEDESTRIAN AND MOTOR VEHICLE INGRESS AND EGRESS ACROSS PARCEL 2 OF PARCEL MAP FILED IN FILE 100 OF PARCEL MAPS, PAGE 0084; ALSO A PERPETUAL EASEMENT FOR WATER DRAINAGE AND FOR THE UTILITIES, PROPANE TANKS, FIRE HYDRANTS AND RAMPS LOCATED ON SAID PARCEL 2 OF PARCEL MAP FILE 100 OF PARCEL MAPS PAGE 0084, ALL AS SET FORTH IN THAT CERTAIN EASEMENT AGREEMENT RECORDED JUNE 29, 2001 IN BOOK 20010629 AS DOCUMENT NUMBER 01646 OF OFFICIAL RECORDS.

PARCEL EIGHTEEN (18): TRUST LAND TRANSFERRED

THAT PORTION OF TRACT 43 IN SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., ACCORDING TO INDEPENDENT RESURVEY APPROVED APRIL 17, 1935, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT ON THE SOUTH RIGHT-OF-WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT-OF-WAY) THAT IS SOUTH 88°45’10” WEST 280.39 FEET ALONG THE MONUMENT LINE AND SOUTH 01°14’50” EAST 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°30’40” WEST 290.81 FEET ALONG THE TRACT LINE AND SOUTH 01°29’20” EAST 107.35 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, MOUNT DIABLO BASE AND MERIDIAN AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74, PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA.

THENCE SOUTH 01°40’ll” EAST 214.65 FEET ALONG A LINE ESTABLISHED BY AN AGREEMENT BETWEEN JOSEPH L. BOWLER AND VERNON FREHNER AS RECORDED ON THAT CERTAIN RECORD OF SURVEY FOR JOSEPH L. BOWLER IN FILE 55, PAGE 30 OF SURVEYS TO THE TRUE POINT OF BEGINNING, AND RUNNING: THENCE NORTH 88°30’40” EAST 241.11 FEET TO THE WEST RIGHT-OF-WAY LINE OF RIVERSIDE ROAD (AN 80.00 FOOT DEDICATED RIGHT-OF-WAY); THENCE SOUTH 01°43’45” EAST, 311.46 FEET ALONG THE WEST LINE OF SAID RIVERSIDE ROAD; THENCE SOUTHWESTERLY 39.17 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 89°46’45” AND THE CENTER BEARS SOUTH 88°16’15” WEST, TO THE NORTH LINE OF SMOKEY LANE (A 51.00 FOOT DEDICATED RIGHT-OF-WAY)AS RECORDED MAY 12, 1995, IN BOOK 950512, INSTRUMENT NO. 01339; THENCE SOUTH 88°03’00” WEST 230.56 FEET ALONG THE NORTH LINE OF SAID SMOKEY LANE; THENCE NORTH 01°36’37” WEST 338.42 FEET; THENCE NORTH 88°30’40” EAST, 13.65 FEET TO THE POINT OF BEGINNING.

SAID LAND IS ALSO SHOWN AS PARCEL 3 OF PARCEL MAPS FILED IN FILE 100 PAGE 0084 OF PARCEL MAPS.

PARCEL NINETEEN (19): CASINO LAND

THAT PORTION OF TRACT 42, IN SECTION 17, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., CITY OF MESQUITE, CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST NORTHWESTERLY CORNER OF LOT 3 AS SHOWN BY MAP THEREOF ON FILE IN FILE 94, PAGE 55 OF PARCEL MAPS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA, SAID POINT BEING ON THE SOUTHEASTERLY RIGHT-OF-WAY LINE OF INTERSTATE ROUTE 15; THENCE SOUTH 01°23’43” EAST ALONG THE WEST LINE OF SAID PARCEL MAP AND ITS SOUTHERLY PROLONGATION, 581.87 FEET TO A POINT ON THE NORTHWESTERLY RIGHT-OF-WAY OF OLD MILL ROAD AS DEEDED TO THE CITY OF MESQUITE ON JANUARY 22, 2001, BY DEED OF DEDICATION, RECORDED IN BOOK 20010122 OF OFFICIAL RECORDS AS INSTRUMENT NO. 01073 IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY, NEVADA; THENCE FROM A TANGENT BEARING SOUTH 20°32’30” WEST, CURVING TO THE LEFT ALONG SAID NORTHWESTERLY RIGHT-OF-WAY LINE OF OLD MILL ROAD, HAVING A RADIUS OF 630.00 FEET, CONCAVE SOUTHEASTERLY, THROUGH A CENTRAL ANGLE OF 03°39’11”, AN ARC LENGTH OF 40.17 FEET TO A POINT ON THE EAST LINE OF PARCEL 1 AS SHOWN BY MAP THEREOF ON FILE IN FILE 96, PAGE 89 OF PARCEL MAPS IN THE CLARK COUNTY RECORDER’S OFFICE, CLARK COUNTY; NEVADA, A RADIAL ONE TO SAID POINT BEARS NORTH 73°06’41” WEST; THENCE NORTH 00°54’40” WEST ALONG SAID EAST LINE 614.61 FEET TO A POINT ON SAID SOUTHEASTERLY RIGHT-OF-WAY LINE OF INTERSTATE ROUTE 15; THENCE NORTH 58°31’01” EAST ALONG SAID SOUTHEASTERLY RIGHT-OF-WAY LINE, 9.96 FEET TO THE POINT OF BEGINNING.

PARCEL TWENTY (20): CASINO LAND

A PORTION OF THE WEST HALF (W 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 17, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M., EXCEPTING THEREFROM ANY PORTION OF OLD MILL ROAD AS DEDICATED FOR PUBLIC USE BY A DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122 AS DOCUMENT NO. 01073 OF OFFICIAL RECORDS, AND DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

A PORTION OF LOT 1, FILE 59, PAGE 21 OF PARCEL MAPS, AND A PORTION OF PARCEL 1, FILE 96, PAGE 89 OF PARCEL MAPS AS RECORDED IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA, AND LOCATED IN TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M D B& .M, WITHIN THE CITY OF MESQUITE, CLARK COUNTY, NEVADA AND BEING MORE PARTICULARLY DESCRIBED AS:

BEGINNING AT A POINT ON THE NORTH RIGHT OF WAY LINE OF MESQUITE BOULEVARD (A 120.00 FOOT DEDICATED RIGHT OF WAY) THAT IS NORTH 88°45’10” EAST 74.59 FEET ALONG THE MONUMENT LINE AND NORTH 01°14’50” WEST 60.00 FEET FROM A BRASS CAP MONUMENT AT THE CENTERLINE INTERSECTION OF SAID MESQUITE BOULEVARD AND RIVERSIDE ROAD AND SAID POINT ALSO BEING SOUTH 88°35’46” WEST 64.66 FEET ALONG THE TRACT LINE AND NORTH 01°24’14” WEST 11.25 FEET FROM A BRASS CAP MONUMENT AT ANGLE POINT 4, TRACT 42, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M D B &M AS RECORDED ON THE RECORD OF SURVEY FOR THE CITY OF MESQUITE IN FILE 74 PAGE 27 OF SURVEYS IN THE OFFICIAL RECORDS OF CLARK COUNTY, NEVADA AND RUNNING:

THENCE NORTHWESTERLY 43.96 FEET ALONG THE ARC OF A 25.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 100°45’14” AND THE CENTER BEARS NORTH 01°14’50” WEST, TO A EAST RIGHT OF WAY LINE OF OLD MILL ROAD (AN 82.00 FOOT DEDICATED RIGHT OF WAY) AS DEDICATED BY THAT DEED OF DEDICATION RECORDED JANUARY 22, 2001 IN BOOK 20010122, INSTRUMENT NO. 01073; THENCE NORTHEASTERLY 118.18 FEET ALONG THE ARC OF A 458.00 FOOT RADIUS CURVE TO THE RIGHT WITH A CENTRAL ANGLE OF 14°47’05” AND THE CENTER BEARS SOUTH 80°29’36” EAST, ALONG THE EAST LINE OF SAID OLD MILL ROAD; THENCE NORTH 65°42’31” WEST 10.00 FEET TO THE EAST LINE OF SAID OLD MILL ROAD; THENCE NORTHEASTERLY 104.69 FEET ALONG THE ARC OF A 532.00 FOOT RADIUS CURVE TO THE LEFT WITH A CENTRAL ANGLE OF 11°16’30” AND THE CENTER BEARS NORTH 65°42’31” WEST, ALONG THE EAST LINE OF SAID OLD MILL ROAD; THENCE SOUTH 01°23’43” EAST, 244.25 FEET TO AND ALONG THE WEST LINE OF THAT CERTAIN RECORD OF SURVEY, APN 670-210-005 FOR NEPHI JENSEN AS RECORDED IN FILE 96, PAGE 98 OF SURVEYS TO THE NORTH LINE OF SAID MESQUITE BOULEVARD; THENCE SOUTH 88°45’10” WEST 39.33 FEET ALONG THE NORTH LINE OF SAID MESQUITE BOULEVARD TO THE POINT OF BEGINNING.

PARCEL SIX (6): LEASEHOLD GOLF COURSE PARCEL:

A PARCEL OF LAND SITUATED WITHIN A PORTION OF GOVERNMENT TRACTS 45, 47 AND 48 TOWNSHIP 13 SOUTH, RANGE 70 AND 71 EAST INCLUDING PORTIONS OF GOVERNMENT LOTS 1, 2, 4 AND 5 SECTION 24, TOWNSHIP 13 SOUTH, RANGE 70 EAST, M.D.M., IN THE CITY OF MESQUITE, CLARK COUNTY, STATE OF NEVADA, DESCRIBED AS A WHOLE AS FOLLOWS:

BEGINNING AT A POINT IN THE NORTHERLY LINE OF SAID TRACT 47, SAID POINT BEING DISTANCE THEREON NORTH 88°54’43” EAST 325.27 FEET FROM CORNER NO. AP 2 OF SAID TRACT 47; THENCE

1ST:           ALONG SAID NORTHERLY LINE NORTH 88°54’43” EAST 967.71 FEET TO CORNER NO. AP 1 OF SAID TRACT 47; THENCE

2ND:                                              NORTH 88°25’46” EAST 1,319.83 FEET; THENCE

3RD:                                               SOUTH 1°18’56” EAST 622.00 FEET; THENCE

4TH:                                               SOUTH 82°36’ 27” WEST 1,697.05 FEET; THENCE

5TH:                                               SOUTH 1°19’00” EAST 814.93 FEET; THENCE

6TH:                                               SOUTH 59°22’00” WEST 224.48 FEET; THENCE

7TH:                                               SOUTH 83°21’02” WEST 165.66 FEET; THENCE

8TH:                                               SOUTH 47°45’13” WEST 154.02 FEET; THENCE

9TH:                                               SOUTH 0°18’40” WEST 476.96 FEET; THENCE

10TH:                                         SOUTH 57°23’50” WEST 280.00 FEET; THENCE

11TH:                                         NORTH 65°35’31” WEST 93.53 FEET; THENCE

12TH:                                         SOUTH 69°26’15” WEST 283.52 FEET; THENCE

13TH:                                         SOUTH 82°58’31” WEST 276.41 FEET; THENCE

14TH:                                         NORTH 54°06’01” WEST 333.14 FEET; THENCE

15TH:                                         NORTH 73°49’56” WEST 279.46 FEET; THENCE

16TH:                                         NORTH 83°02’35” WEST 173.51 FEET; THENCE

17TH:                                         SOUTH 3°53’51” WEST 111.01 FEET; THENCE

18TH:                                         SOUTH 76°36’05” WEST 134.35 FEET; THENCE

19TH:                                         SOUTH 47°19’10” WEST 297.27 FEET; THENCE

20TH:                                         SOUTH 65°55’34” WEST 33.46 FEET; THENCE

21ST:                                           SOUTH 14°39’50” EAST 81.14 FEET; THENCE

22ND:                                        SOUTH 4°57’37” EAST 212.99 FEET; THENCE

23RD:                                         SOUTH 34°14’55” EAST 139.30 FEET TO THE EASTERLY LINE OF SAID GOVERNMENT LOT 4; THENCE

24TH:                                         ALONG SAID EASTERLY LINE SOUTH 0°49’36” EAST 186.69 FEET

25TH:                                         SOUTH 39°40’29’’ WEST 401.25 FEET; THENCE

26TH:                                         NORTH 81°07’12” WEST 541.64 FEET; THENCE

27TH:                                         NORTH 73°24’36” WEST 73.44 FEET; THENCE

28TH:                                         SOUTH 63°55’10” WEST 40.51 FEET; THENCE

29TH:                                         NORTH 89°21’36” WEST 200.77 FEET; THENCE

30TH:                                          NORTH 55°39’10” WEST 97.78 FEET; THENCE

31ST:                                           SOUTH 47°36’10” WEST 178.98 FEET; THENCE

32ND:                                        SOUTH 66°38’13” WEST 128.53 FEET; THENCE

33RD:                                         SOUTH 41°35’07” EAST 88.60 FEET; THENCE

34TH:                                         SOUTH 31°21’05” WEST 273.76 FEET; THENCE

35TH:                                         SOUTH 62°23’48” WEST 191.31 FEET; THENCE

36TH:                                         SOUTH 86°48’27” WEST 375.82 FEET; THENCE

37TH:                                         SOUTH 58°43’24” WEST 195.82 FEET TO THE SOUTHERLY LINE OF SAID GOVERNMENT LOT 5; THENCE ALONG THE BOUNDARIES OF SAID LOT 5 THE FOLLOWING TWO COURSES; THENCE

38TH:                                         SOUTH 89°07’01” WEST 400.26 FEET TO THE WEST LINE THEREOF; THENCE

39TH:                                         NORTH 0°48’22” WEST 1,347.51 FEET TO THE SOUTHWESTERLY CORNER OF SAID LOT 2; THENCE

40TH:                                         ALONG THE WESTERLY LINE OF SAID LOT 2, NORTH 0°50’00” WEST 400.66 FEET TO THE SOUTHEASTERLY LINE OF INTERSTATE 15; THENCE ALONG THE BOUNDARY OF SAID INTERSTATE THE FOLLOWING THREE COURSES,

41ST:                                           NORTH 48°23’14” EAST 102.62 FEET; THENCE

42ND:                                        NORTH 0°54’11” WEST 134.87 FEET; THENCE

43RD:                                         NORTH 48°25’31” EAST 3,146.69 FEET TO THE NORTHERLY LINE OF SAID TRACT 48; THENCE

44TH:                                         ALONG SAID NORTHERLY LINE NORTH 89°09’41” EAST 809.67 FEET TO A POINT THEREON DISTANT WESTERLY 765.00 FEET FROM AP 1 OF SAID TRACT 48; THENCE

45TH:                                         SOUTH 0°08’04” WEST 396.93 FEET; THENCE

46TH:                                         SOUTH 61°24’22” WEST 370.88 FEET; THENCE

47TH:                                         SOUTH 68°05’09” WEST 285.75 FEET; THENCE

48TH:                                         SOUTH 62°37’02” WEST 636.97 FEET; THENCE

49TH:                                         SOUTH 29°18’35” WEST 460.35 FEET; THENCE

50TH:                                         SOUTH 40°30’03” WEST 389.21 FEET; THENCE

51ST:                                           SOUTH 53°14’49” WEST 863.69 FEET; THENCE

52ND:                                        SOUTH 87°16’05” WEST 216.96 FEET; THENCE

53RD:                                         SOUTH 03°44’43” WEST 912.08 FEET; THENCE

54TH:                                         NORTH 84°14’18” EAST 256.81 FEET; THENCE

55TH:                                         NORTH 63°22’46” EAST 591.67 FEET; THENCE

56TH:                                         SOUTH 81°38’26” EAST 622.24 FEET; THENCE

57TH:                                         NORTH 11°53’12” EAST 401.43 FEET; THENCE

58TH:                                         NORTH 18°09’07” EAST 410.78 FEET; THENCE

59TH:                                         NORTH 23°58’25” EAST 159.12 FEET; THENCE

60TH:                                         NORTH 20°59’49” EAST 190.64 FEET; THENCE

61ST:                                           NORTH 31°49’12” EAST 181.64 FEET; THENCE

62ND:                                        NORTH 43°29’00” EAST 144.87 FEET; THENCE

63RD:                                         NORTH 58’06’52” EAST 141.27 FEET; THENCE

64TH:                                         NORTH 76°13’57” EAST 181.01 FEET; THENCE

65TH:                                         SOUTH 64°38’02” EAST 129.18 FEET; THENCE

66TH:                                         SOUTH 39°25’17” EAST 110.49 FEET; THENCE

67TH:                                         SOUTH 22°12’37” EAST 184.27 FEET; THENCE

68TH:                                         SOUTH 46°47’30” EAST 92.89 FEET; THENCE

69TH:                                         SOUTH 63°00’16” EAST 102.39 FEET; THENCE

70TH:                                         SOUTH 88°12’04” EAST 527.06 FEET; THENCE

71ST:                                           NORTH 64°2l’23” EAST 614.21 FEET; THENCE

72ND:                                        NORTH 1°19’00” WEST 1,614.48 FEET TO THE POINT OF BEGINNING.

EXCEPT THEREFROM THAT PORTION WHICH LIES WITHIN SAID GOVERNMENT LOT 2.

PARCEL ELEVEN (11): (LEASEHOLD PARCEL)

COMMENCING AT A POINT 20 RODS NORTH OF THE SOUTHWEST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4 OF SECTION 18, TOWNSHIP 13 SOUTH, RANGE 71 EAST, M.D.M.; THENCE EAST 40 RODS; THENCE NORTH 20 RODS; THENCE WEST 40 RODS; THENCE SOUTH 20 RODS TO THE PLACE OF BEGINNING.

EXCEPTING THEREFROM ANY PORTION LYING WITHIN PULSIPHER LANE AND SMOKEY LANE AS DESCRIBED IN DEED OF DEDICATION TO THE CITY OF MESQUITE RECORDED MAY 12, 1995 IN BOOK 950512 AS DOCUMENT NO. 01344 OF OFFICIAL RECORDS.

PARCEL TWELVE (12):

AMENDED LOTS TWENTY-SIX (26) AND TWENTY-SEVEN (27) OF MAP OF DIVISION INTO LARGE PARCELS FOR THE CITY OF MESQUITE, AS SHOWN BY MAP I FILE IN BOOK 2 OF MISCELLANEOUS MAPS, PAGE 37 IN THE OFFICE OF THE COUNTY RECORDER OF CLARK COUNTY, NEVADA.